Exhibit 99.2

Contact At Once!, LLC
Unaudited Condensed Consolidated Financial Statements
Table of Contents

Condensed Consolidated Balance Sheets as of September 30, 2014 (unaudited) and December 31, 2013	1

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the Three and Nine Months Ended September 30, 2014 and 2013	2

Unaudited Condensed Consolidated Statements of Members’ Equity (Deficiency) for the Nine Months Ended September 30, 2014 (unaudited) and Year Ended December 31, 2013	3

Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2014 and 2013	4

Notes to Condensed Consolidated Financial Statements (unaudited)	5

Contact At Once!, LLC
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,766	$2,973
Accounts receivable, net of allowance for doubtful
accounts of $142 and $96, respectively	2,979	2,072
Prepaid expenses and other current assets	272	246

Total current assets	8,017	5,291

Property and equipment, net	240	247
Licenses	105	105
Other assets	43	43
Goodwill	591	592
Other intangible assets, net	1,258	1,483

Total assets	$10,254	$7,761

Liabilities and members’ equity (deficiency)
Current liabilities:
Accounts payable	$390	$214
Deferred revenue	108	102
Accrued payroll	992	1,014
Deferred rent, current portion	86	66
Holdback payment	210	210
Accrued expenses and other liabilities	539	379

Total current liabilities	2,325	1,985

Deferred rent, net of current portion	132	227

Total liabilities	2,457	2,212

Redeemable preferred membership units	6,530	6,530

Total members’ equity (deficiency)	1,267	(981)

Total liabilities and members’ equity (deficiency)	$10,254	$7,761

See notes to the condensed consolidated financial statements (unaudited).

Contact At Once!, LLC
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Subscription licenses	$5,895	$4,114	$16,526	$11,588
Managed chat services	550	410	1,513	1,235
Start-up fees	43	29	125	88

Total revenues	6,488	4,553	18,164	12,911

Cost of revenues	1,449	1,044	3,987	2,799

Gross profit	5,039	3,509	14,177	10,112

Selling, general and administrative expenses	3,666	2,679	10,498	8,158

Income from operations	1,373	830	3,679	1,954

Other expense, net	(4)	(7)	(6)	(14)

Net income	$1,369	$823	$3,673	$1,940

Other comprehensive income
Foreign currency translation adjustments	(22)	—	(12)	—

Total comprehensive income	$1,347	$823	$3,661	$1,940

See notes to the condensed consolidated financial statements (unaudited).

Contact At Once!, LLC
Condensed Consolidated Statements of Members’ Equity (Deficiency)
(Unaudited; in thousands)

Total Members’ Equity (Deficiency)

Balance, December 31, 2012	$(1,019)

Distributions to members	(729)

Exercise of awarded membership units	1

Compensation cost of awarded membership units	80

Net income	671

Foreign currency translation adjustment	15

Balance, December 31, 2013	(981)

Distributions to members	(1,480)

Compensation cost of awarded membership units	67

Net income	3,673

Foreign currency translation adjustment	(12)

Balance, September 30, 2014	$1,267

See notes to the condensed consolidated financial statements (unaudited).

Contact At Once!, LLC
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$3,673	$1,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	298	40
Bad debt expense	75	143
Non-cash compensation expense	67	60
Changes in assets and liabilities:
Accounts receivable	(982)	(625)
Prepaid expenses and other current assets	(26)	14
Accounts payable	176	79
Deferred revenue	7	16
Accrued payroll	(22)	32
Accrued expenses and other liabilities	161	(203)
Deferred rent	(76)	46

Net cash provided by operating activities	3,351	1,542

Cash flows from investing activities:
Purchase of property and equipment	(66)	(43)

Net cash used in investing activities	(66)	(43)

Cash flows from financing activities:
Distributions to members	(1,479)	(985)

Net cash used in financing activities	(1,479)	(985)

Effect of changes in exchange rates on cash	(12)	—

Net change in cash and equivalents	1,794	514
Cash and equivalents, beginning of period	2,972	3,524
Cash and equivalents, end of period	$4,766	$4,038

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$4	$2

See notes to the condensed consolidated financial statements (unaudited).

Contact At Once!, LLC
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.Organization and Business

Nature of Business

Contact At Once!, LLC (the Company) a software company with a cloud-based platform that instantly connects consumers with businesses through instant messaging, text messaging, chat, social media and video over the Internet, throughout North America and the United Kingdom.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year. The information included in these condensed consolidated financial statements should be read in conjunction with the 2013 consolidated financial statements as of and for the year ended December 31, 2013.

2.Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from these estimates.

Revenue Recognition

Revenues consist of subscription licenses, managed chat services and start-up fees. Subscription licenses are monthly recurring fees for services contracted for a set term. Managed chat services are amounts for providing the answering of shopper-initiated communications on behalf of merchants. Subscription licenses and chat answering services occur on a consistent basis over the term of the contract, and the revenues associated with those services are recognized as the services are provided. Start-up fees are the initial charges for set-up and installation of a new services contract. Deferred revenue is recorded for amounts billed or collected by the Company before satisfying revenue recognition criteria; start-up fees billed to customers are deferred and recognized over the term of the contract. Start-up fees for customers with month-to-month contracts are recognized at the start of the contract.

Accounts Receivable

Accounts receivable are stated net of an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. Accounts receivable are charged off when, in management’s judgment, the likelihood of collection is remote. The Company does not require collateral on accounts receivable. Bad debt expense amounted to $0.1 million for the nine months ended September 30, 2014 and 2013, respectively.

License

In 2012, the Company entered into an agreement to license the rights to certain patents. The purchase price paid for the license was $0.1 million which represents its fair value. The amount was recorded as an intangible asset and, since the license is irrevocable and perpetual in life, no amortization is recorded. The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.

Contact At Once!, LLC
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Foreign Currency Translation and Transactions

The financial position and results of operations of the Company’s foreign subsidiary are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of members’ equity, unless there is a sale or complete liquidation of the underlying foreign investments. Foreign currency translation adjustments resulted in losses of approximately $22,000 and $12,000 for the three and nine months ended September 30, 2014, respectively.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction gains and losses included in operations totaled a net gain of approximately $3,000 and $7,000 for the three months ended September 30, 2014 and 2013, respectively. Foreign currency transaction gains and losses included in operations totaled a net gain of approximately $2,000 and $11,000 for the nine months ended September 30, 2014 and 2013, respectively.

Employee Membership Units Option Agreements

The Company has adopted the fair value based method of accounting for its employee membership units option agreements.

Concentrations

Financial instruments that subject the Company to credit risk consist primarily of accounts receivable and cash. One customer accounted for approximately 10% of accounts receivable as of September 30, 2014, and no customer accounted for greater than 10% of revenues for the period then ended. One customer accounted for approximately 10% of accounts receivable as of December 31, 2013, no customer accounted for greater than 10% of revenues for the year then ended.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes most existing revenue recognition guidance under GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP.

The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures).  The Company is currently evaluating the impact of the Company’s pending adoption of ASU 2014-09 on our consolidated financial statements and have not yet determined the method by which it will adopt the standard in 2017.

3.Business Acquisition and Other Intangible Assets

On December 10, 2013, the Company acquired a direct chat business from a third party for $1.9 million in cash and a $0.2 million holdback payment payable December 10, 2014. The holdback payment may be reduced by certain items, as identified in the purchase agreement. Under the agreement, the purchase included a customer base as well as a related 5-year non-compete agreement from the seller. Each of these intangible assets has an expected useful life of 5 years. The goodwill arising from the acquisition consists largely of synergies from the business combination and expected revenue increases from exposure to the seller’s customers.

Contact At Once!, LLC
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The estimated fair values of the assets acquired under the purchase agreement consist of the following (in thousands):

Customer base	$1,400
Non-compete agreement	100
Accounts receivable	8
Goodwill	592

$2,100

Other intangible assets include the customer base and non-compete agreement totaling $1.5 million, and are net of accumulated amortization of $0.2 million and $17,000 as of September 30, 2014 and December 31, 2014, respectively. Amortization expense related to the purchased intangible assets for the three and nine months ended September 30, 2014 was $0.1 million and $0.2 million, respectively. Their was no amortization expense related to the purchased intangible assets for the three and nine months ended September 30, 2013.

Expected amortization of the intangible assets is as follows for the period ending September 30, 2014 (in thousands):

2014	$75
2015	300
2016	300
2017	300
2018	283

Total	$1,258

4.Property and Equipment

Property and equipment consist of the following for the periods presented (amounts in thousands):

	Estimated	September 30,	December 31,
	Useful Lives	2014	2013
Computer equipment	3 years	$210	$169
Office equipment	3 years	43	35
Leasehold improvements	3 years	91	74
Furniture and fixtures	3-5 years	103	103
Software	2 years	2	2
		449	383
Accumulated depreciation		(209)	(136)

Property and equipment, net		$240	$247

Depreciation expense for the periods ended September 30, 2014 and December 31, 2013 was $0.1 million, respectively.

Contact At Once!, LLC
Notes to Condensed Consolidated Financial Statements
(Unaudited)

5.Employee Benefit Plan

The Company has a 401(k) plan which covers employees over age 21 who have attained three months of service. The Company matches 100% of the first 4% of eligible compensation. Retirement plan contribution expense included in cost of revenues and general and administrative expense totaled $0.1 million and $0.2 million for the three and nine months ended September 30, 2014, respectively. Retirement plan contribution expense included in cost of revenues and general and administrative expense totaled $39,217 and $0.1 million for the three and nine months ended September 30, 2013, respectively.

6.Lease Commitments

The Company leases office space under non-cancelable operating leases. The Company’s future minimum lease commitment under the operating leases is as follows for the period ended September 30 (in thousands):

2014	$151
2015	534
2016	363

Total	$1,048

The Company recognizes rent expense for office space using the straight-line method over the term of the lease. Deferred rent as of September 30, 2014 and December 31, 2013, totaled $0.2 million and $0.3 million, respectively. Rent expense was $0.1 million and $0.3 million for the three and nine months ended September 30, 2014, respectively. Rent expense was $0.1 million and $0.3 million for the three and nine months ended September 30, 2013, respectively.

7.	Line of Credit

The Company had a revolving line of credit agreement with a financial institution that expired on October 8, 2014 for the lesser of $1.5 million or a borrowing base equal to 80% of accounts receivable. The line of credit was collateralized by all personal property of the Company. Interest on outstanding borrowings was calculated daily at the prime rate plus 1.0% with a floor of 6.0%. At December 31, 2013 the interest rate was 6.0%. The line of credit was subject to a financial covenant, as defined, a liquidity calculation. The Company was in compliance with this financial covenant as of September 30, 2014 and December 31, 2013. Since inception, the Company has never drawn on the line of credit.

8.	Preferred and Common Membership Units

The Operating Agreement provides for the issuance of voting Preferred and Common Membership Units. Preferred Members have rights, powers and preferences that are prioritized over Common Members. Preferred Members are also entitled to distributions.

The total number of units of all classes which the Board of Directors has the authority to issue is 2,549,716 and consists of: (i) 460,588 Series A Preferred Units, (ii) 200,693 Series B Preferred Units, and (iii) 1,888,435 Common Units.

Units constituting profits interests (Profits Interests Units) may also be issued from time to time in one or more series of any number of units. No such Profits Interest Units have been issued.

The Company is obligated to redeem the Series B Preferred Units at any time after April 27, 2017, upon 90 days written notice of at least a majority of the holders of the Series B Preferred Units then outstanding (the Electing Holders). The Company will effect such redemption by paying in cash for each holder’s Series B Preferred Units the greater of: (i) the sum of each holder’s Adjusted Capital Contribution account and Preferred Return account; or (ii) a sum equal to each holder’s percentage ownership of the Company held by the owners of the then-outstanding Series B Preferred Shares on a fully diluted basis, multiplied by the fair market value of the Company.

Contact At Once!, LLC
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Net income is allocated first to Preferred Members based on their ownership percentage and then to Common Members. Preferred Members are entitled to receive a preferred return out of any assets legally available, at the cumulative, non-compounded rate of 8% per annum on such Preferred Members’ Adjusted Capital Contribution Account on each Preferred Unit. The preferred return begins to accrue and accumulate on a daily basis from the date of original issuance of units and is payable in cash, when, and if, declared by the Board of Directors or in the event of a liquidation. No distributions may be declared or paid on any units of any other series or class of equity interests in the Company unless and until distributions are also declared and paid on all the outstanding Preferred Membership Units at the same time.

9.Membership Units Based Compensation Agreements

Beginning in 2005, the Company awarded membership units to certain key employees and advisors. The Company accounts for the fair value of its membership unit grants in accordance with FASB ASC 718-10, Stock Compensation. The compensation expense for the three and nine months ended September 30, 2014 was approximately $20,000 and $67,000, respectively.

Under the grant agreements, the Company may award incentive or non-qualified membership unit awards to its employees and advisors without limit. Membership units are awarded as part of total compensation for employees and advisors and are awarded based on length of service and performance measurements. All membership units awarded are done so at management’s discretion.

The exercise price is generally set at the undiluted net book value per unit determined at the end of the year of qualification. Certain awards were granted at a $.01 exercise price in accordance with individual compensation agreement provisions. All options granted have a maximum term of ten years and vest in periods from one to four years when awarded. The fair value of option grants is estimated on the date of the grant using the Black-Scholes option-pricing model. During the nine months ended September 30, 2014, the Company granted 8,050 membership unit options with an exercise price of $9.73 - $30.72 per unit.

10.Subsequent Event

On November 7, 2014, Contact At Once!, LLC sold 100% of its ownership interest in the Company to LivePerson, Inc.